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                                                                    EXHIBIT 99.2



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I hereby consent to being named as a person about to become a director to the Board of Directors of Vista Energy Resources, Inc., a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto filed with the Securities and Exchange Commission.


                                              /s/ C. RANDALL HILL
                                             -----------------------------------
                                                    C. Randall Hill


Dated:  August 25, 1998